Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208829 and 333-200825) and Form S-8 (Nos. 333-38912, 333-61925, 333-122172, 333-153444, 333-169287, 333-173211, 333-191535) of Forest City Realty Trust, Inc. (formerly Forest City Enterprises, Inc.) of our report dated February 23, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 23, 2016